
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC Form 10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER>1000000

<PERIOD-TYPE>             6-MOS
<FISCAL-YEAR-END>        DEC-31-1997
<PERIOD-START>           JAN-01-1998
<PERIOD-END>             JUN-30-1998
<BOOK-VALUE>                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>     10,897
<OTHER-PROPERTY-AND-INVEST>    3,700
<TOTAL-CURRENT-ASSETS>         1,784
<TOTAL-DEFERRED-CHARGES>       1,586
<OTHER-ASSETS>                     0
<TOTAL-ASSETS>                17,967
<COMMON>                       3,603
<CAPITAL-SURPLUS-PAID-IN>          0
<RETAINED-EARNINGS>            1,675
<TOTAL-COMMON-STOCKHOLDERS-EQ> 5,251
<PREFERRED-MANDATORY>            963
<PREFERRED>                       95
<LONG-TERM-DEBT-NET>           4,614
<SHORT-TERM-NOTES>                 0
<LONG-TERM-NOTES-PAYABLE>          0
<COMMERCIAL-PAPER-OBLIGATIONS> 1,069
<LONG-TERM-DEBT-CURRENT-PORT>    646
<PREFERRED-STOCK-CURRENT>          0
<CAPITAL-LEASE-OBLIGATIONS>       50
<LEASES-CURRENT>                   0
<OTHER-ITEMS-CAPITAL-AND-LIAB> 5,279
<TOT-CAPITALIZATION-AND-LIAB> 17,967
<GROSS-OPERATING-REVENUE>      3,458
<INCOME-TAX-EXPENSE>             226  <F1>
<OTHER-OPERATING-EXPENSES>     2,668
<TOTAL-OPERATING-EXPENSES>     2,889
<OPERATING-INCOME-LOSS>          569
<OTHER-INCOME-NET>                 8
<INCOME-BEFORE-INTEREST-EXPEN>   577
<TOTAL-INTEREST-EXPENSE>         264  <F2>
<NET-INCOME>                     313
<PREFERRED-STOCK-DIVIDENDS>       35
<EARNINGS-AVAILABLE-FOR-COMM>    313
<COMMON-STOCK-DIVIDENDS>         251
<TOTAL-INTEREST-ON-BONDS>        200
<CASH-FLOW-OPERATIONS>           536
<EPS-PRIMARY>                   1.35
<EPS-DILUTED>                   1.35

<F1> State  Income  Taxes of $1 and  Federal  Income  Taxes of $4 for Other
Income were incorporated into this line for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F2>Total interest expense includes Preferred Securities Dividends Requirements.

